Exhibit 3.6

AMENDED AND RESTATED BYLAWS

OF

SOUTHWESTERN ENERGY PRODUCTION COMPANY

(Effective August 4, 2011)

ARTICLE I. OFFICES

The principal office of Southwestern Energy Production Company (referred to herein as the “Corporation”) in the State of Arkansas shall be located in Washington County at a place approved by the Board of Directors. The Corporation may have such other offices, either within or without the State of Arkansas, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II. SHAREHOLDERS

SECTION 1. Annual Meeting. The annual meeting of the shareholders shall be held on the third Tuesday in the month of May at the hour of 11:00 a.m. or at such other time and date as may be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Arkansas, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon as reasonably practical.

SECTION 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by the President, Executive Vice President, Sr. Vice-President, the Board of Directors, or by a committee of the Board of Directors that has been duly designated by the Board of Directors and whose power and authority, as expressly provided in these Bylaws or in a resolution of the Board of Directors, include the power to call such meetings. In addition, a special meeting shall be called by one of the above named officers at the request of the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at such special meeting, if such holders have signed, dated, and delivered to the Secretary of the Corporation one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

SECTION 3. Place of Meeting. Unless otherwise prescribed by statute, the Board of Directors may designate any place, either within or without the State of Arkansas, as the place of meeting for any annual or special meeting of the shareholders. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, whether within or without the State of Arkansas, unless otherwise prescribed by statute, as the place for the holding of such meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation in the State of Arkansas.

SECTION 4. Notice of Meeting. Unless otherwise prescribed by applicable law, written notice stating the date, time and place of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given either by mail or in person to each shareholder of record entitled to vote at such meeting, not less than sixty (60) days nor more than seventy-five (75) days before the date of the meeting if a proposal to increase the authorized capital stock or bond indebtedness of the Corporation is to be submitted, and not less than ten (10) days nor more than sixty (60) days before the date of the meeting, in all other cases. If mailed, such notice shall be deemed to have been given and delivered when deposited in the United States Mail, postage prepaid, and correctly addressed to the shareholder at the shareholder’s address as it appears in the Corporation’s current records of shareholders.

SECTION 5. Date for Determination of Shareholders of Record. In order that the Corporation may determine the shareholders (i) entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, (ii) entitled to receive payment of any dividend or other distribution or allotment of any rights, (iii) entitled to exercise any rights in respect of any change, conversion, or exchange of stock or (iv) for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy (70) days before the date of any such meeting or other action. If no record date is fixed: (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived by all shareholders, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining shareholders for any other purpose shall be at the close of business on the date on which the Board of Directors adopts a resolution relating thereto.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, the Board of Directors may fix a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

SECTION 6. List of Shareholders Entitled to Vote. After fixing the record date for a meeting, the Secretary shall prepare an alphabetical listing of the names of all of the shareholders of the Corporation who are entitled to notice of the shareholders’ meeting, which list must be arranged by voting group (and within each voting group by class or series of shares) and must show the address of and number of shares held by each such shareholder. The shareholders’ list shall be made available for inspection by any shareholder beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, and the agents and attorneys of shareholders, shall be entitled on written demand to inspect and, subject to the requirements of the Arkansas Business Corporation Act, to copy the list, at the shareholder’s expense, during regular business hours during the period the list is available for inspection. The Corporation shall make the shareholders’ list available at the meeting, and any shareholder, and any agent or attorney of any shareholder, shall be entitled to inspect the list at any time during the meeting or any adjournment thereof.

SECTION 7. Quorum; Vote Required For Action. Unless otherwise provided by applicable law, a majority of the votes entitled to be cast on a matter by the shareholders of the Corporation represented in person or by proxy shall constitute a quorum for purposes of such matter at any meeting of shareholders. A majority of the votes cast at any meeting at which a quorum is present shall decide every question or matter submitted to the shareholders at such meeting, unless otherwise provided by applicable law, the Articles of Incorporation, or these Bylaws.

SECTION 8. Proxies. Each shareholder entitled to vote at a meeting of shareholders may vote in person or may appoint another person or persons to act for such shareholder as proxy by signing an appointment form, either personally or by the shareholder’s attorney-in-fact. An appointment of a proxy is effective when received by the Secretary of the Corporation or other officer authorized to tabulate votes. An appointment of a proxy shall be valid for eleven (11) months, unless the appointment form expressly provides for a longer period. An appointment of a proxy shall be revocable unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. An irrevocable proxy is revoked when the interest with which it is coupled is extinguished. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary of the Corporation (i) an instrument in writing revoking the proxy or (ii) another duly executed written proxy appointment bearing a later date. Proxies shall be dated and shall be filed with the records of the meeting.

SECTION 9. Adjournments. Any meeting of shareholders, annual or special, at which a quorum is present may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the new date, time and place thereof are announced at the meeting before adjournment. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting in the manner provided in these Bylaws.

SECTION 10. Presiding Officer. Meetings of shareholders shall be presided over by the President, the Executive Vice President, or a Senior Vice President, or in their absence by a presiding officer designated by the Board of Directors, or in the absence of such designation by a presiding officer chosen at the meeting. The Secretary of the Corporation shall act as secretary of the meeting, but in the absence of the Secretary the presiding officer of the meeting may appoint any person to act as secretary of the meeting.

SECTION 11. Voting of Shares. Subject to the provisions of these Bylaws, each outstanding share entitled to vote with respect to a particular matter shall be entitled to one vote upon such matter when submitted to a vote of shareholders.

SECTION 12. Voting of Shares by Certain Holders.

(a) Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

(b) Shares held by an administrator, executor, guardian or conservator may be voted by such fiduciary, either in person or by proxy, without a transfer of such shares into the fiduciary’s name. Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held as trustee without a transfer of such shares into such trustee’s name.

(c) Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver’s name, if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

(d) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(e) Shares of the Corporation’s own stock held as treasury shares or otherwise belonging to the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

SECTION 13. Action by Shareholders. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by the holders of all of the outstanding shares of capital stock of the Corporation. All such written consents executed by the shareholders shall be included in the minutes or otherwise filed with the corporate records.

SECTION 14. Cumulative Voting. Unless otherwise provided by applicable law, at each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of votes represented by the shares owned by such shareholder for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote, or to cumulate the shareholder’s votes (by multiplying the number of votes the shareholder is entitled to cast by the number of directors for whom such shareholder is entitled to vote) and casting the product for a single candidate, or by distributing such product among any two (2) or more candidates. Shares otherwise entitled to vote cumulatively may not be voted cumulatively at a particular meeting unless: (a) the meeting notice or proxy statement accompanying the notice states conspicuously that cumulative voting is authorized; or (b) the shareholder who has the right to cumulate his votes gives notice to the Corporation not less than forty-eight (48) hours before the time set for the meeting of his/her intent to cumulate the shareholder’s votes during the meeting, and if one (1) shareholder gives this notice, all other shareholders in the same voting group participating in the election shall be entitled to cumulate their votes without giving further notice.

ARTICLE III. BOARD OF DIRECTORS

SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

SECTION 2. Number, Tenure and Removal. The Board of Directors of the Corporation shall consist of a number of individuals maintained within a variable range between four (4) and six (6), the exact number to be determined by the Board of Directors from time to time. The number of directors shall be set at four (4) until the Board of Directors establishes a different number. Each director shall hold office until the next annual meeting of shareholders. The Board of Directors may increase or decrease the number of directors, but its power to do so is subject to the provisions of Ark. Code Ann. § 4-27-803B. A decrease in the number of directors does not shorten an incumbent director’s term. Despite the expiration of a director’s term, the director continues to serve until his/her successor shall have been duly elected and qualified or until there is a decrease in the number of directors. Directors may be removed from office as provided in Ark. Code Ann. §§ 4-27-808 or 4-27-809.

SECTION 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of the shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, Executive Vice President, Sr. Vice President, or any director.

SECTION 5. Place of Meetings. Regular meetings of the Board of Directors which coincide with meetings of the shareholders shall be held at the same place as the shareholders’ meeting. Other meetings of the Board of Directors shall be held at the principal office of the Corporation in Arkansas, or at such other place,either within or without the State of Arkansas, approved by a majority of the directors entitled to vote at such meeting.

SECTION 6. Notice. Notice of the date, time and place of any special meeting of the Board of Directors shall be given at least two (2) days prior to the meeting by written notice delivered personally or mailed to each director at his/her business address, or by facsimile. If mailed, such notice shall be deemed to be effective upon the earlier of (i) receipt by the director or (ii)

five (5) days after being deposited in the United States mail, as evidenced by the postmark, correctly addressed, with postage thereon prepaid, or (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. If notice be given via facsimile, such notice shall be deemed to be effective when received. Any director may waive notice of any meeting. The attendance by a director at a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his/her arrival) objects to holding the meeting or the transaction of business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

SECTION 7. Quorum; Vote Required for Action. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by applicable law. If less than a quorum, but at least one-third (1/3), of the directors is present at any meeting, then a majority of the directors present may vote to adjourn such meeting, from time to time, and the meeting may be held, as adjourned, without further notice. Except in cases in which the Articles of Incorporation or these Bylaws provide otherwise, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 8. Organization. Meetings of the Board of Directors shall be presided over by the President, Executive Vice President, Senior Vice President or in the absence of all of the foregoing, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in the absence of the Secretary, the presiding officer of the meeting may appoint any person to act as secretary of the meeting.

SECTION 9. Vacancies. Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, unless otherwise provided by applicable law. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

SECTION 10. Compensation. By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a stated director fee for serving as a director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 11. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director’s dissent or abstention shall be entered in the minutes of the meeting, or the director (i) objects at the beginning of the meeting (or promptly upon his or her arrival) to the holding of the meeting or to the transaction of business at the meeting, or (ii) delivers a written dissent or abstention to such action to the presiding officer of the meeting before the adjournment thereof or to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

SECTION 12. Action by Directors Without a Meeting. Unless the Articles of Incorporation or these Bylaws otherwise expressly provide, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the consents are filed with the minutes or corporate records of the proceedings of the Board or such committee. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

SECTION 13. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by or through the use of conference telephone or other means of communication by which all directors, or members of such committee, as the case may be, participating in the meeting may simultaneously hear each other during the meeting, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

ARTICLE IV. OFFICERS

SECTION 1. Number. The officers of the Corporation shall, consist of a President, an Executive Vice President, one or more Senior Vice-Presidents, one or more Vice Presidents or General

Managers, a Secretary, and a Treasurer, as well as such other officers as may from time to time be designated by the Board of Directors. However, the Corporation may operate without a President and/or Executive Vice President at the discretion of the Board of Directors. Such officers as deemed necessary, but never less officers than Sr. Vice-President and Secretary, shall be elected by the Board of Directors as provided herein, and shall serve at the pleasure of the Board of Directors. Any number of offices may be held by the same person.

SECTION 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as reasonably practical. Each officer shall hold office until his or her successor is duly elected and qualified, or until death, resignation or removal from office in the manner provided herein.

SECTION 3. Removal. Any officer or agent of the Corporation may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contractual rights whatsoever.

SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. President. The President shall, subject to the control of the Board of Directors, generally supervise and manage the general business and affairs of the Corporation. The President shall preside at all meetings of the shareholders. The President, Executive Vice President, Senior Vice President, Vice President or General Manager shall be authorized to sign, with or without the Secretary, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed or otherwise delegated authority to the President, Executive Vice President, Senior Vice President, Vice President or General Manager to so execute, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by applicable law to be otherwise signed or executed.

SECTION 6. Executive Vice President. The Executive Vice President shall be second in seniority to the President and shall perform all of the duties of the President in the event of the absence resignation, disability, or removal from office of the President or in the event that the Corporation elects to operate without a President. The Executive Vice President shall also perform such other duties as may be assigned by the Board of Directors.

SECTION 7. Senior Vice President. The Senior Vice President shall rank in seniority behind the President and the Executive Vice President and shall perform all of the duties of the President and the Executive Vice President in the event of their absence resignation, disability, or removal from office or in the event that the Corporation elects to operate without a President or Executive Vice President. The Senior Vice President shall also perform such other duties as may be assigned by the Board of Directors.

SECTION 8. Vice President or General Manager. The Corporation may have one or more Vice Presidents or General Managers, who shall perform such duties as may be assigned by the Board of Directors and who shall also, in the order of their seniority, perform all of the duties of the President, the Executive Vice President, and the Senior Vice President in the event of their absence resignation, disability, or removal from office.

SECTION 9. Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as otherwise required by applicable law; (c) serve as custodian of the corporate records and of the seal of the Corporation, if any; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with another authorized officer certificates for shares of the Corporation, the issuance of which shall have been authorized by the Board of Directors; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Senior officers of the Corporation or the Board of Directors.

SECTION 10. Treasurer. The Treasurer shall have the custody of all funds, securities, evidences of indebtedness and other valuable documents of the Company; he shall receive and give or cause to be given receipts and acquittances for moneys paid in on account of the Company and shall pay out of the funds on hand all just debts of the Company of whatever nature upon maturity of the same; he shall enter or cause to be entered in books of the Company to be kept for that purpose full and accurate accounts of all monies received and paid out on account of the Company, and, whenever required by the President or the Board of Directors, he shall render a statement of his cash accounts. He shall, unless otherwise determined by the Board of Directors, have charge of the original stock books, transfer books and stock ledgers and act as transfer agent in respect of the stock and securities of the Company; he shall prepare and submit from time to time to the Board of Directors financial, cash and operating budgets or estimates; he shall prepare and submit such other financial data and information as he shall be directed to by the Board of Directors; and he shall perform all of the other duties incident to the office of Treasurer.

SECTION 11. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. Contracts. The Board of Directors may authorize any officer or officers or agent or agents to enter into any lawful contract or execute and deliver any lawful instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. The President, Executive Vice President, Senior Vice President, Vice President or General Manager shall have the authority to enter into lawful contracts in the ordinary course of the Corporation’s business in the name of and on behalf of the Corporation, but shall have no such authority with respect to any contract outside the ordinary course of the Corporation’s business in the absence of due authorization by the Board of Directors.

SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or agent or agents of the Corporation and in such manner as shall from time to time be determined by the Board of Directors.

SECTION 4. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI. CERTIFICATES FOR SHARES AND THE

TRANSFER THEREOF

SECTION 1. Certificates for Shares. Certificates representing shares of stock in the Corporation shall be in such form as shall be determined by the Board of Directors. At a minimum, each share certificate shall state on its face: (i) the name of the Corporation and the state in which the Corporation is organized and incorporated, (ii) the name of the person to whom the certificate is issued (iii) the number and class of shares and the designation of the series, if any, the certificate represents, and (iv) the par value of the shares, or if the shares have no par value, a statement of such fact. Such certificates shall be signed by the President, the Executive Vice President, or the Senior Vice President and by the Secretary or by such other two officers authorized by applicable law and by the Board of Directors and sealed with the corporate seal or its facsimile. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new certificate may be issued therefor upon such terms and indemnity to the Corporation as these Bylaws and the Board of Directors may prescribe.

SECTION 2. Transfer of Shares. Transfer of shares of stock in the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by the holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and only upon the surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

SECTION 3. Lost, Destroyed or Mutilated Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which is alleged to have been lost, destroyed or mutilated, and the Corporation may require the owner thereof, or his or her legal representative, to indemnify, and/or give the Corporation a bond sufficient to indemnify, the Corporation against any claim that may be made against the Corporation on account of the alleged loss, destruction or mutilation of any such certificate or the issuance of such new certificate.

ARTICLE VII. INDEMNIFICATION OF DIRECTORS, OFFICERS,

EMPLOYEES AND AGENTS

SECTION 1. Right to Indemnification. Directors and officers of the Company shall be indemnified to the fullest extent now or hereafter permitted by law in connection with any actual or threatened action or proceeding (including civil, criminal, administrative or investigative proceedings) arising out of their service to the Company or to any other organization at the Company’s request. Employees and agents of the Company who are not directors or officers thereof may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors. The provisions of this section shall be applicable to actions or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof, and to persons who have ceased to be directors, officers or employees and shall inure to the benefit of their heirs, executors, and administrators. For the purposes of this section, directors, officers, trustees or employees of an organization shall be deemed to be rendering service thereto at the Company’s request if such organization is, directly or indirectly, a wholly owned subsidiary of the Company or is designated by the Board of Directors as an organization service to which shall be deemed to be so rendered.

SECTION 2. Advancement of Expenses. Expenses incurred by a director or officer of the Corporation in defending any actual or threatened action, or proceeding (including civil, criminal, administrative or investigative proceedings) arising out of their service to the Company or to any other organization at the Company’s request shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by, or on behalf of, such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by the relevant provisions of the Arkansas Business Corporation Act as it now exists or as it may hereafter be amended. Such expenses of employees and agents of the Company who are not directors or officers may be similarly advanced to the extent authorized at any time by the Board of Directors. The provisions of this section shall be applicable to actions or proceedings commenced after the adoption hereof, whether arising from acts occurring before or after the adoption hereof, and to persons who have ceased to be directors, officers, and employees and shall inure to the benefit of their heirs, executors, and administrators. For the purposes of this section, directors, officers, trustees, or employees of an organization shall be deemed to be rendering service thereto at the Company’s request if such organization is, directly or indirectly, a wholly owned subsidiary of the Company or is designated by the Board of Directors as an organization service to which shall be deemed to be so rendered.

ARTICLE VIII. MISCELLANEOUS PROVISIONS

SECTION 1. Fiscal Year. The fiscal year of the Corporation shall be the same as the fiscal year utilized by the Corporation for financial reporting purposes.

SECTION 2. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares, subject to applicable law and applicable terms and conditions, if any, set forth in the Articles of Incorporation.

SECTION 3. Corporate Seal. The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation and the words “Corporate Seal.” A corporate seal shall not be mandatory for the validity of any contract, instrument or other document properly executed by any authorized officer or officers of the Corporation.

SECTION 4. Waiver of Notice. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance by a shareholder at a meeting shall constitute a waiver of notice of such meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. In addition, attendance by a shareholder at a meeting shall constitute a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. Attendance at or participation in a meeting by a director waives any required notice to the director of the meeting unless the director at the beginning of the meeting (or promptly upon his/her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. All waivers of notice shall be filed with the minutes of the meeting.

SECTION 5. Inspection of Bylaws. A copy of these Bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the principal office of the Corporation, and shall be open for inspection to all shareholders during regular business hours.

SECTION 6. Form of Records. Any records maintained by the Corporation in the regular course of its business, including a stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

SECTION 7. Amendments of Bylaws. Subject to the laws of the State of Arkansas and the provisions of the Articles of Incorporation, these Bylaws may be altered, amended or repealed at any regular meeting of shareholders (or at any special meeting thereof duly called for that purpose) by a vote of the shareholders in accordance with Article II, provided that in the notice of such meeting, notice of such purpose shall be given. Subject to the laws of the State of Arkansas, the Articles of Incorporation and these Bylaws, the Board of Directors may by a majority vote of the entire Board of Directors amend these Bylaws, or waive any provisions hereof, or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.

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Adopted as of: August 4, 2011

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